Exhibit 99.1

April 9, 2024	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas First Quarter 2024
Conference Call and Webcast Scheduled

TULSA, Okla. – April 9, 2024 – ONE Gas, Inc. (NYSE: OGS) will release its first quarter 2024 financial results after the market closes on Monday, May 6, 2024.

The ONE Gas executive management team will host a conference call the following day, Tuesday, May 7, 2024, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).

The call also will be carried live on the ONE Gas website.

Event:	ONE Gas first quarter 2024 earnings conference call and webcast
Date and Time:	May 7, 2024 11 a.m. Eastern, 10 a.m. Central
Phone Number:	Dial 833-470-1428, pass code 395585
Webcast Access:	www.onegas.com/investors and select Events and Presentations

If you are unable to participate in the conference call or the webcast, the replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 866-813-9403, pass code 784068.

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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